SCHEDULE 14C INFORMATION
       Preliminary Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
|X| Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
|_| Definitive Information Statement

                      SECURED DIVERSIFIED INVESTMENT, LTD.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required.

|_| Fee Computed on Table Below Per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of Each Class of Securities to Which Transaction Applies: None

(2) Aggregate Number of Securities to Which Transaction Applies: None

(3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (Set Forth the Amount on Which the Filing Fee Is Calculated and State How It Was Determined.):

(4) Proposed Maximum Aggregate Value of Transaction: $-0-

(5) Total fee paid:

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: n/a

(2) Form, Schedule, or Registration Statement No: n/a

(3) Filing Party: n/a

(4) Date Filed: n/a

                      SECURED DIVERSIFIED INVESTMENT, LTD.

                    Notice of Annual Meeting of Shareholders
                         To be Held on February 23, 2005

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Secured Diversified Investment, Ltd. (the "Company"), will be held at held at 12:00 p.m. on February 23, 2005 at 4940 Campus Drive, Newport Beach, to consider and act upon the following matters:

      1. To amend the Articles of Incorporation of the Company to provide for a staggered Board of Directors comprised of three classes of Directors;

      2. To elect seven (7) members to the Board of Directors and to place them into one of the three classes;

      3. To approve the appointment of Kabani & Co., Inc. as independent auditors of the Company; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only Shareholders of record on the books of the Company at the close of business on January 3, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


February 3, 2005


By Order of the Board of Directors


Clifford L. Strand, President

                      SECURED DIVERSIFIED INVESTMENT, LTD.

                              INFORMATION STATEMENT

                     For the Annual Meeting of Shareholders
                          To be Held February 23, 2005

      This Information Statement is furnished in connection with matters to be voted on at the Annual Meeting of Shareholders (the "Annual Meeting") of SECURED DIVERSIFIED INVESTMENT, LTD. (the "Company") to be held at 12:00 p.m. (PST), on February 23, 2005, at the Company's executive offices located at 4940 Campus Drive, Newport Beach, California 92660 and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice. This Information Statement is first being mailed to Shareholders on or about February 3, 2005.

      Management of the Company, including the current members of the Board of Directors, is the direct or indirect record or beneficial owner of approximately _________ shares of capital stock (representing approximately __% of the outstanding capital stock). It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders. As a result, the Company anticipates that each of the Proposals will be approved and adopted at the meeting. The Company is required by applicable law to submit each of the matters to be considered to the vote of all Shareholders. There are no dissenter's rights applicable with respect to any matter to be considered by the Shareholders.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      The Company has determined January 3, 2005 as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

      In conjunction with the shareholder Action adopting the Amendment to the Articles of Incorporation, the Board of Directors intends to adopt Amended and Restated Bylaws of the Company. No shareholder action is required with respect to the Amended and Restated Bylaws.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                   MATTERS TO BE CONSIDERED AND VOTED UPON AT
                       THE ANNUAL MEETING OF SHAREHOLDERS

Amendment of Articles of Incorporation

      The Board of Directors of the Company has approved two amendments to the Articles of Incorporation. The first amendment increases the number of authorized shares of Common Stock from 100,000,000 to 300,000,000. This increase permits the Board of Directors to issue and sell additional shares of Common Stock. The second amendment creates a "staggered" Board of Directors. The Board of Directors will be divided into three classes and each Director will be assigned into a class. One class of Directors will stand for election at each Annual Meeting of the Shareholders of the Company.

Election of Directors

      At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of seven (7) members to the Board of Directors and to appoint each Director into a class (see "Election of Directors").

Approval of Independent Auditors

      At the Annual Meeting, Shareholders will be asked to approve the appointment of Kabani & Co, as independent auditors to the Company.

Other Business

      To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Management does not know of any other matters that are likely to be brought before the Annual Meeting of Shareholders. However, in the event any other matters properly come before the Annual Meeting of Shareholders, such matters will be acted upon accordingly.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The Company has four (4) classes of voting securities entitled to vote at the Annual Meeting, Common Stock, Series A Preferred Stock and Series B Preferred Stock. Although Series C Preferred Stock has been created, no shares are outstanding. At the record date for the Annual Meeting there were 15,019,456 shares of Common Stock outstanding held by approximately 422 shareholders of record. Each share of Common Stock is entitled to one vote on each matter to be considered. There were also outstanding at the record date 7,078,350 shares of Series A Preferred Stock held of record by approximately 162 shareholders. Each share of Series A Preferred Stock is entitled to one vote on each matter to be considered. There were 160,861 shares of Series B Preferred Stock held of record by six shareholders. There were also 250,000 shares of Series C Preferred Stock held of record by one shareholder. Each share of Series B Preferred Stock and Series C Preferred Stock is entitled to one vote on each matter to be considered.

      The presence in person of the holders of a majority of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting.

      The Company has determined January 3, 2005, as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information about the beneficial ownership of the Company's capital stock at January 3, 2005 by:

      o each person or entity who is known by us to own beneficially more than 5.0% of our outstanding stock;

      o     each of the persons named in the Summary Compensation Table;

      o     each of our directors; and

      o     all directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Secured Diversified Investment, Ltd., 4940 Campus Drive, Newport Beach, California 92660. Except as described in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock held by them.

        Name and Address of                                                   Amount and Nature of
         Beneficial Owner                        Title of Class                  Beneficial Owner        Percent of Class
         ----------------                        --------------                  ----------------        ----------------
      Wayne Sutterfield (1)               Common Stock
                                          Series A Preferred Stock
      Clifford L. Strand (2)              Common Stock
                                          Series A Preferred Stock
      Sumiye Onodera Leonard (3)          Common Stock
                                          Series A Preferred Stock
      Robert J. Leonard (4)               Common Stock
      P.O. Box 2089                       Series A Preferred Stock
      Huntington Beach, CA 92647

      Anthony Giangrande (5)              Common Stock
                                          Series A Preferred Stock
      William S. Biddle (6)               Common Stock
                                          Series A Preferred Stock
                                          Series B Preferred Stock
      Gernot Trolf (7)                    Common Stock
                                          Series A Preferred Stock
      Munjit Johal (9)                    Common Stock
      Pamela Padgett (9)                  Common Stock
                                          Series A Preferred Stock

      Jay Kister                          Common Stock
                                          Series A Preferred Stock
      Ron Robinson                        Common Stock

      Bruce Duquette                      Common Stock

      All Officer and Directors as a      Common Stock
      group (nine persons)                Series A Preferred Stock
                                          Series B Preferred Stock

* Less than one percent.

(2) Includes 332,000 shares of Common Stock held through REIT, LLC. Includes 100,000 shares of restricted stock agreed to be issued upon approval of the 2003 Non-Employee Director Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(3) Includes 334,000 shares of Common Stock held through REIT, LLC. Includes 500,000 shares of restricted stock agreed to be issued upon approval of the 2003 Employee Stock Incentive Plan. Includes options to purchase 250,000 shares immediately exercisable or exercisable within sixty days.

(4) Ms. Leonard is the spouse of Robert J. Leonard, an owner of more than 5% of the outstanding capital stock of the Company. Includes 500,000 shares of Common Stock held through REIT, LLC. Includes 100,000 shares of restricted stock agreed to be issued upon approval of the 2003 Non-Employee Director Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(5) Includes 500,000 shares of Common Stock held through REIT, LLC.

(6) Includes _______ shares of Common Stock held of record by Anthony Giangrande Family Trust, _____ shares held of record by Palo Verde Center and _________ shares held by Kellogg Business Center, over which Mr. Giangrande may have voting control but of which he disclaims beneficial ownership.

(7) Includes 334,000 shares of Common Stock held through REIT, LLC. Includes 250,000 shares of restricted stock agreed to be issued upon approval of the 2003 Employee Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(8) Includes 218,529 shares of Common Stock and 443,679 shares of Series A Preferred Stock held owned indirectly through Seashore Diversified Investment Company. Includes 100,000 shares of restricted stock agreed to be issued upon approval of the 2003 Employee Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(9) Includes 250,000 shares of restricted stock agreed to be issued upon approval of the 2003 Employee Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(10) Includes 10,542 shares of Common Stock and 21,402 shares of Series A Preferred Stock held owned indirectly through Seashore Diversified Investment Company. Includes 100,000 shares of restricted stock agreed to be issued upon approval of the 2003 Non-Employee Director Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

(11) Includes 100,000 shares of restricted stock agreed to be issued upon approval of the 2003 Non-Employee Director Stock Incentive Plan. Includes options to purchase 125,000 shares immediately exercisable or exercisable within sixty days.

            PROPOSAL NO.1 -AMENDMENT OF THE ARTICLES OF INCORPORATION

      The Board of Directors has adopted resolutions advising the amendment of the Company's Articles of Incorporation and called for approval by a vote of the stockholders of the Company.

      The following is a summary comparison of the major changes proposed to be made to the Articles of Incorporation of the Company. A copy of the Certificate of Amendment is attached to this Information Statement as Exhibit A. Where relevant, a brief discussion is included explaining the purpose of the change and its effect on stockholders, both positive and negative.

      The overall effect of the changes to the Articles of Incorporation of the Company is to make more difficult the accomplishment of mergers or the assumption of control by a principal stockholder, and thus to make more difficult the removal of management.

     Subject Matter of Change             Current Articles of Incorporation        Proposed Amendment to
                                                                                 Articles of Incorporation
     1. Authorized Capital Stock                     100,000,000                        300,000,000

     Purpose: To permit the Board of Directors to issue and sell additional shares of Common Stock.

     Effect: Increases the potential dilution to existing shareholders.

                                      One initial director; bylaws provide     with each class to be as
     2.  Number and Term                for one to seven directors             as nearly equal number
         Board of Directors             as determined by the Board.            possible, as specified by
                                         Each director serves a term           resolution of the board of
                                                of one year.                   directors or, if the
                                                                               directors in office
                                                                               constitute fewer than a
                                                                               quorum of the board of
                                                                               directors, by affirmative
                                                                               vote of a majority of the
                                                                               directors in office. Term of
                                                                               office of directors is as
                                                                               follows:  First Class -
                                                                               expires at first annual
                                                                               meeting of shareholders.
                                                                               Second Class - expires at
                                                                               second annual meeting of
                                                                               shareholders.  Third Class -
                                                                               expires at third annual
                                                                               meeting of shareholders.
                                                                               Thereafter, the directors by
                                                                               class shall hold staggered
                                                                               terms of three years.

     Purpose: To set the term of office of each director and to stagger the terms of the directors to ensure the continuity of the board of directors and management

     Effect: A staggered board of directors affects every election of directors. The staggered system of electing directors makes it more difficult for shareholders to change the majority of directors even when the only reason for the change may be the performance of the present directors. Changing the majority of directors under the staggered system requires three separate annual meetings, while under the current system of electing directors only one annual meeting is necessary to change all of the of directors. As an anti-takeover measure, the effect is to prevent insurgent shareholders from immediately seizing control of the board of directors, either through stock acquisitions or a proxy contest.

                      PROPOSAL NO.2 --ELECTION OF DIRECTORS

      At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of seven persons to the Board of Directors. Each of the seven persons named below is a nominee for election as a director and all nominees are currently serving as directors of the Company. If any such nominee cannot be a candidate for election at the Annual Meeting, then it is management's intention to vote its shares voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees.

      Each nominee will be elected to a class of Directors. Two Class I Directors will be elected for a term of one year and will be subject to re-election at the Annual Meeting of Shareholders in 2006. Two Class II Directors will be elected for a term of two years and will be subject to re-election at the Annual Meeting of Shareholders in 2007. Three Class III Directors will be elected for a term of three years and will be subject to re-election at the Annual Meeting of Shareholders in 2008. The Directors will be divided as nearly equally as possible into classes.

Vote Required

      The election of the director nominees will require the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the seven nominees receiving the highest total votes.

Information Regarding Directors and Executive Officers

   The following table sets forth information regarding director nominees of the Company. A summary of the background and experience of each of these individuals is set forth after the table.

Director Nominees

Name                          Age    Position                          Dates of Service          Proposed Class
----                          ---    --------                          ----------------          --------------
Clifford L. Strand             58    Chairman Of The Board,        Since September 2002                III
                                     Chief Executive Officer And
                                     President
William S. Biddle              74    Vice President and Director   Since September 2002                II
Wayne Sutterfield              67    Director                      Since January 2003                  II
Pamela Padgett                 48    Director                      Since September 2002                III
Jay Kister                     29    Director                      Since September 2002                III
Ronald Robinson                __    Director                      Since December 2004*                 I
Bruce E. Duquette              __    Director                      Since December 2004                  I

--------
* Previously served on the Board of Directors from 2003 until October 2004.

      Clifford L. Strand. Chairman of the Board of Directors and President. Mr. Strand has 35 years experience in the real estate industry as a broker, investor and strategist. Since January 2001, Mr. Strand has served as Senior Vice President, Interim President and President of Seashore Diversified Investment Company, a Maryland real estate investment trust, where he has been primarily responsible for managing and directing the affairs of the Company. Seashore specialized in the acquisition, disposition and management of real estate and investment properties. From 1984 to 2001, Mr. Strand was self-employed as an independent real estate broker. During that time, Mr. 1 Strand represented a diverse clientele consisting of banks, savings and loan institutions, universities, celebrities and corporations. From 1979 to 1984, Mr. Strand served as president of Capital Newport Mortgage Company, which became part of the Capital Companies. Mr. Strand has a Certificate in Real Estate from East Los Angeles Community College.

      William S. Biddle. Director and Vice President, Marketing. Mr. Biddle has over 37 years experience in the real estate industry, he is a member of the Society of Exchange Counselors. Mr. Biddle is a past recipient of the Clifford
P. Weaver Memorial Award a national award for the most creative exchange. He is also a past president of National Exchange Counselors. In 1979, he received the designation of Certified Commercial Investment Member from the National Association of Realtors. Mr. Biddle previously owned two brokerages. He purchased Commercial Brokers, a commercial real estate brokerage firm in Las Vegas, Nevada, in 1993. He founded Friendly Hills Realty, a brokerage specializing in high end residential real estate in 1987. Friendly Hills Realty's principal office was located in Whittier, California.

      Wayne Sutterfield. Director. For the past 35 years Mr. Sutterfield has been self employed in the real estate industry as a manager, property owner and contractor. Mr. Sutterfield has owned and managed properties in Arizona, California and North Dakota. Mr. Sutterfield is a member of the Contractors Association of America and the Plumbing, Heating and Cooling Contractors Association. Mr. Sutterfield is a graduate of California L.A. Technical College-Mechanical Engineering, Construction.

      Pamela Padgett. Director. Since 1994, Ms. Padgett has worked as a real estate broker. Since March 2002, Ms. Padgett has been affiliated with The Phoenix Group Realtors as an independent real estate agent. From 2000 through March 2002, she was affiliated as Keller Williams Realty. Ms. Padgett also works as an independent agent for Uncommon Sense Enterprises a company she founded in 1994 and continues to own.

      Jay Kister. Director. Since June 2001, Mr. Kister has been employed with Blossom Valley Mortgage, Inc. Mr. Kister currently serves as a Loan Broker. From April 1999 to June 2001, Mr. Kister was a Personal Banker for San Diego National Bank. He was primarily responsible opening and servicing commercial accounts and commercial loans. From May 1998 to April 1999, Mr. Kister worked for Bank of America performing essentially the same functions as he performed for San Diego National Bank. Mr. Kister earned a Bachelor of Arts degree in Spanish from Weber State University in Ogden, Utah in August 1997.

      Ronald Robinson.

      Bruce E. Duquette. Director. Mr. Duquette was elected to the Board of Directors in December 2004. Mr. Duquette is a Vice President and Financial Consultant with US Bancorp Investments and Insurance, Newport Beach, California, and has been an employee of US Bancorp since May 1999. Since 1985, Mr. Duquette has also been a licensed Realtor with Century 21 Advantage, Cypress, California. Mr. Duquette has served as the Vice President of the Orange County Multiple Listing Service from 1992 to 1994. He currently serves as the State Director of the California Association of Realtors. Mr. Duquette received a BS in Management from Pepperdine University.

Executive Officers

             Name                    Age                        Position                      Date of Service
             ----                    ---                        --------                      ---------------
Munjit Johal                         48                Chief Financial Officer            Since September 2002
Gernot Trolf                         60                Chief Operating Officer            Since September 2002

      Munjit Johal. Chief Financial Officer and Secretary. Mr. Johal has broad experience in accounting, finance and management in the public sector. Since 1998, Mr. Johal has served as the Chief Financial Officer for Diffy Foods, Inc. Mr. Johal held the same position with Bengal Recycling from 1996 to 1997. As the Chief Financial Officer for these companies, Mr. Johal was primarily responsible for overseeing the financial affairs of these entities and ensuring that their financial statements of these were accurate and complete and complied with all applicable reporting requirements. From 1990 to 1995, Mr. Johal serves as the Executive VP for Pacific Heritage Bank in Torrance, California. Mr. Johal earned his MBA degree from the University of San Francisco in 1980. He received his BS degree in History from the University of California in Los Angeles in 1978.

      Gernot Trolf. Vice President and Chief Operating Officer. Since 1996, Mr. Trolf has served as the Chief Operating Officer of Seashore Diversified Investment Company, a real estate investment trust. As the Chief Operating Officer, Mr. Trolf was primarily responsible for overseeing the day-to-day operations of the company. In 1993, he founded and continues to own AATIC a private commodity brokerage. From 1994 to 1997, Mr. Trolf owned The Stagecoach Restaurant a continental restaurant specializing in Austrian, German and continental fare in Alpine, California. From 1994 to 1996, Mr. Trolf was the Director of Food and Beverage for the Algonquin Hotel in New York and held to same position at the Regency Hotel in New York from 1991 to 1994. Mr. Trolf was the General Manager of the Nova Park Hotel in New York from 1979 to 1982. Mr. Trolf is a former vice president of the Food & Beverage Association of America and a member of the Board of Directors of The 400,000 Committee for Austrians living abroad. Mr. Trolf speaks German, French, English, Spanish and Norwegian.

Meetings and Committees of the Board of Directors

      During the fiscal year ended December 31, 2004, the Board of Directors of the Company met __ times, in person or by telephonic conference. Each incumbent Director attended at least 75% of the meetings.

      Audit Committee. The Company's Board of Directors has appointed an Audit Committee to oversee the financial reporting and auditing matters of the Company. The Audit Committee is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The Audit Committee also reviews the Company's internal accounting controls, practices and policies. The members of the Audit Committee are Jay Kister, Wayne Sutterfield and Pamela Padgett. The Company does not currently have a written audit committee charter. Mr. Kister and Ms. Padgett are deemed to be independent directors is that term is defined in Rule 4200(a)(14) of the NASD's listing standards.

      The Audit Committee did met ___ times during the fiscal year ended December 31, 2004. Each Committee member attended at least 75% of such meetings.

            Compensation Committee. The Company's Board of Directors has appointed a Compensation Committee to oversee the compensation and other employment matters relating to the executive officers and employee of the Company. The Compensation Committee is responsible for reviewing and determining the appropriate compensation levels, incentive stock and other bonuses payable to employees, particularly members of senior management. The members of the Audit Committee are Jay Kister, Wayne Sutterfield and Pamela Padgett. The Company does not currently have a written compensation committee charter. Mr. Kister and Ms. Padgett are deemed to be independent directors is that term is defined in Rule 4200(a)(14) of the NASD's listing standards.

            Other Committees. The Company's Board of Directors does not maintain a standing nominating committee or other committees performing similar functions.

Report on Executive Compensation

Director Compensation

      Non-Employee Directors of the Company receive $500 per each meeting attended, whether in person or by telephone and are reimbursed all out-of-pocket travel, food and entertainment expenses related to attendance. The non-employee Directors have each been granted 100,000 shares of Common Stock and options to purchase 500,000 shares of Common Stock pursuant to the 2003 Non-Employee Director Stock Incentive Plan. Such shares vest immediately and the options vest as described below under "2003 Non-Employee Stock Incentive Plan."

Executive Compensation

                           SUMMARY COMPENSATION TABLE

                                                                  Annual Compensation               Long Term Compensation
                                                                  -------------------               ----------------------
                                                Fiscal                                                            Securities
                                                 Year     Salary ($)  Bonus     Other Annual      Restricted      underlying
  Name and Principal Position                   Ended        (1)       ($)    Compensation (2)    Stock Awards      Options
  ---------------------------                   -----        ---       ---    ----------------    ------------      -------
Luis Leon, CEO                                   2003         0         0            0
                                                 2004      34,000       0          17,000(3)
Clifford L. Strand, President                    2003      70,833       0          64,500           500,000        1,000,000
                                                 2004     115,000       0         171,667
William Biddle, Vice President                   2003      37,500       0          40,000           250,000         500,000
                                                 2004      60,000       0         140,000
Gernot Trolf, Chief Operating Officer            2003      29,000       0          37,667           100,000         500,000
                                                 2004      48,000       0          65,333
Munjit Johal, Chief Financial Officer            2003      36,000       0          3,833            250,000         500,000
                                                 2004      69,000       0          28,000

      (1)   Actual amounts paid.
      (2) Salary due under employment agreements but agreed to be deferred by the employee.
      (3)   Paid as a consultant prior to engagement as the CEO.

Employment Agreements

      The Company has entered into the following employment agreements.

      Clifford L. Strand. The employment agreement has a term of three years with annual salaries of $180,000, $360,000 and $510,000 for the three years, respectively. Mr. Strand may elect to receive all or any portion of his annual salary in shares of common stock at the then current fair market value, less the amount required to pay withholding and other taxes. Additionally, Mr. Strand has been awarded (i) 500,000 shares of restricted common stock vested immediately,
(ii) an additional 100,000 shares of common stock for each year the company increases net assets by at least 20% and (iii) granted an option to purchase 1,000,000 shares of common stock at an exercise price of $0.15 per share that will also vest 25% immediately and the remainder annually over the term of the agreement. The agreement also provides for customary vacation pay, health insurance and expense reimbursement.

      William S. Biddle. The employment agreement has a term of three years with annual salaries of $120,000, $240,000 and $360,000 for the three years, respectively. Mr. Biddle may elect to receive all or any portion of his annual salary in shares of common stock at the then current fair market value, less the amount required to pay withholding and other taxes. Additionally, Mr. Biddle has been awarded (i) 250,000 shares of restricted common stock vested immediately,
(ii) an additional 50,000 shares of common stock for each year the company increases net assets by at least 20% and (iii) granted an option to purchase 500,000 shares of common stock at an exercise price of $0.15 per share that will vest 25% immediately and the remainder over the term of the agreement. The agreement also provides for customary vacation pay, health insurance and expense reimbursement.

         Gernot Trolf. The employment agreement has a term of three years with annual salaries of $100,000, $120,000 and $140,000 for the three years, respectively. Mr. Trolf may elect to receive all or any portion of his annual salary in shares of common stock at the then current fair market value, less the amount required to pay withholding and other taxes. Additionally, Mr. Trolf has been awarded (i) 250,000 shares of restricted common stock vested immediately,
(ii) an additional 50,000 shares of common stock for each year the company increases net assets by at least 20% and (iii) granted an option to purchase 500,000 shares of common stock at an exercise price of $0.15 per share that will vest 25% immediately and the remainder over the term of the agreement. The agreement also provides for customary vacation pay, health insurance and expense reimbursement.

         Munjit Johal. The Company has delivered, but Mr. Johal has not yet signed, the employment agreement. The employment agreement is proposed to have a term of three years with annual salaries of $80,000, $120,000 and $250,000 for the three years, respectively. Mr. Johal may elect to receive all or any portion of his annual salary in shares of common stock at the then current fair market value, less the amount required to pay withholding and other taxes. Additionally, Mr. Johal will be awarded (i) 250,000 shares of restricted common stock vested immediately and (ii) granted an option to purchase 500,000 shares of common stock at an exercise price of $0.15 per share that will also vest over the term of the agreement. The agreement will also provide for customary vacation pay, health insurance and expense reimbursement.

The employment contracts provide certain payments to the employee because of his resignation, retirement, or other termination of such person's employment with our company or its subsidiaries, or any change in control of our company, or a change in the person's responsibilities following a change in control of our company. Such provisions may have the effect of discouraging any acquisition of our company or result in a lower purchase price.

Option Grants and Exercises in Last Fiscal Year

      During the fiscal year ended December 31, 2004, the Company did not grant options to any officers or employees of the Company except as follows. Bruce E. Duquette, as a newly appointed Director was eligible to receive the automatic initial grant of options to purchase 500,000 shares of Common Stock and an initial award of 100,000 shares of Common Stock. Mr. Duquette has not yet accepted such options and awards due to potential prohibitions from his current employer.

Compliance with Sections 16(A) of The Securities Exchange Act Of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent (10%) owners are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company's review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2004, Directors failed to file or filed on an untimely basis three Form 3s, and
__ Form 4s required under Section 16(a). Additionally, two Director and two non affiliated persons failed to file Form 13D or 13G.

Family Relationships

      There are no family relationships between or among the directors, executive officers or persons nominated to become directors.

Legal Proceedings

      No person listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Board Recommendation

      The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

              PROPOSAL NO. 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Kabani & Co. as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004, and to perform other accounting services as requested by the Company. The Company anticipates that such aidit will be performed and filed on a timely basis.

      Although not required to do so, the Board of Directors is submitting the appointment of that firm for ratification at the Annual Meeting. A representative of Kabani & Co. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required

      The affirmative vote of a majority of the shares of Common Stock is required to approve the proposed ratification of the appointment of Kabani & Co. as the Company's independent accountants for the fiscal year ending December 31, 2004.

Audit Fees

      The Company did not engage Cacciamatta Accountancy Corporation to perform an audit on the financial statements for the fiscal year ended December 31, 2003. The Company paid its former auditors, Cacciamatta Accountancy Corporation, a total of $_____ for the audit and review fees for fiscal year 2003. Since December 31, 2003, for 2004 fiscal year the Company has prepared and filed Quarterly Reports of Form 10-QSB and has had such quarterly financial statements reviewed by Kabani & Co. and has paid $______ for audit fees for services rendered for the review for the financial statements.

Audit Related Fees

      During the last two fiscal years ended December 31, 2004, the Company did not engage its independent public accountants to perform any audit related functions and did not pay the accountants any fees not included in Audit Fees above.

Tax Fees

      During the last two fiscal years ended December 31, 2004, the Company did not engage its independent public accountants to perform any tax compliance, advice or consulting and did not pay any fees for tax related services.

All Other Fees of Independent Public Accounts

      During the last two fiscal years ended December 31, 2004, no other fees were paid to the Company's independent public accountants. While there were no non-audit related fees during such period, the Audit Committee has considered whether non-audit services are consistent with maintaining the auditor's independence.

                         FINANCIAL AND OTHER INFORMATION

      The Company has prepared and filed the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30 and September 30, 2004. The Company is sending to shareholders the Annual Report for the most recent fiscal year.

                       Where You Can Find More Information

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

                              SHAREHOLDER PROPOSALS

      Proposals by Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company on or before January 1, 2006, in order to be included in the information statement for that meeting. Proposals should be directed to Clifford L. Strand, President.


Secured Diversified Investment, Ltd.
By Order of the Board of Directors


-----------------------------
Clifford L. Strand, President                               February 3, 2005

                                    EXHIBIT A

                            Certificate of Amendment
                            ------------------------

[SEAL] DEAN HELLER
       Secretary of State
       204 North Carson Street, Suite 1
       Carson City, Nevada 89701-4299
       (775) 684 5708
       Website: secretaryofstate.biz

====================================
Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)
====================================

Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Artibles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
        (Pursuant to NRS NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Secured Diversified Investment, Ltd.

--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

See attached page.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have noted in favor of the amendment is: a majority.

4. Effective date of filing (optional): ________________________________________
                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Clifford L. Strand, President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/30/03

Article III. A. is hereby amended to read in its entirety as follows:

                                "A. COMMON STOCK

The total number of shares of Common Stock the Corporation is authorized to issue is THREE HUNDRED MILLION (300,000,000) shares $.001 par value per share."

Article IV is hereby amended to read in its entirety as follows:

                                   "ARTICLE IV
                                 GOVERNING BOARD

A. Number of Directors. The Board of Directors shall be composed of not less than one nor more than seven Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

B. Classification of Directors. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors."